Exhibit 10.1

                           TWELFTH AMENDMENT TO LEASE

      THIS TWELFTH AMENDMENT TO LEASE, made effective as of December 1, 2003, between LOCKERBIE MARKETPLACE, L.L.C (as successor-in-interest to Vermont Street Associates, L.P. and Vermont Street Associates), as Landlord, and CTI GROUP (HOLDINGS), INC., a Delaware corporation (successor-in-interest to Centillion Data Systems, Inc., Compucom Communications Corporation and Compucom Development Corporation), as Tenant.

      WHEREAS, Landlord and Tenant entered into that certain Lease, dated November 5, 1986, as amended by that certain Amendment to Lease, dated December 1, 1986, as further amended by certain Amendment to Lease, dated March 31, 1987, as further amended by that certain Amendment of Lease, dated September 30, 1987, as amended by that certain Fourth Amendment of Lease, dated May 26, 1989, as further amended by that certain Sixth Amendment of Lease, dated October 1, 1991, as further amended by that certain Seventh Amendment to Lease, dated June 13, 1995, as further amended by that certain Eighth Amendment to Lease, dated June 18, 1996, as further amended by that certain Ninth Amendment to Lease, January 6, 1999, as further amended by that certain Tenth Amendment to Lease, dated March 6, 1999, and as further amended by that certain Eleventh Amendment to Lease, dated as of January 23, 2001 (as amended, the "Lease").

      WHEREAS, the parties hereto desire to amend the Lease as hereinafter provided, pursuant and subject to the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

      1. Section 2.01 (c) is hereby deleted in its entirety and the following is hereby inserted in its place and stead:

         (c) Term: Thirty Six (36) months.

      2. Section 2.01(d) is hereby deleted in its entirety and the following is hereby inserted in its place and stead:

         (d) Commencement Date: December 1, 2003.

      3. Section 2.01(e) is hereby deleted in its entirety and the following is hereby inserted in its place and stead:

         (e) Expiration Date: November 30, 2006.

      4. Section 2.01(g) is hereby deleted in its entirety and the following is hereby inserted in its place and stead:

            (g) Basic Operating Cost of the Building; actual Operating Cost for the calendar year 2004.

      5. Section 3.02 is hereby deleted in its entirety and the following is hereby inserted in its place and stead:

            Landlord agrees to reimburse Tenant for improvements to the Leased Premises not to exceed Two Hundred Thousand Dollars ($200,000.00) upon Landlord's receipt of the completed certification by Tenant. Certification format is attached as Exhibit A.

      6. Section 3.03 is hereby deleted in its entirety and the following is hereby inserted in its place and stead:

            SECTION 3.03. OPTION TO EXTEND. Tenant shall have the option (the "Extension Option") to extend the Term for one (1) period of five (5) years (the "Extension Period") upon fulfillment of all the following terms and conditions:

            (a) Written notice is given by Tenant to Landlord not later than one hundred eighty (180) days prior to the expiration of the Term that Tenant elects to exercise the Extension Option; and

            (b) Tenant is not, at the time of exercise of the Extension Option, in default under any term or condition hereof and there have been no more than two (2) Events of Default during the Term of the Lease; and

            (c) This Lease has not been terminated during the Term; and

            (d) Not later than one hundred eighty (180) days prior to the expiration of the Term, the parties have mutually agreed upon Basic Rent for the Extension Period, which shall be prevailing market rate for Class "B" office buildings in the Central Business District of Indianapolis, Indiana at the time of extension.

The Term and the Extension Period, if any, are collectively referred to herein as the "Term." All terms, covenants, conditions and provisions hereof applicable to the Term, except with respect to the amount of Basic Rent, shall apply with like force and effect to the Extension Period, except where inapplicable or where the context otherwise indicates.

      7. Section 5.02 is hereby deleted and the following is hereby inserted in its place and stead:

            Tenant shall pay Landlord basic rent ("Basic Rent") in accordance with the following schedule:

            Lease Period                                                Rate
            ------------                                                ----
December 1, 2003 - May 31, 2004                          $16.27 per rentable square foot
June 1, 2004 - November 30, 2004                         $13.50 per rentable square foot
December 1, 2004 - November 30, 2005                     $14.00 per rentable square foot
December 1, 2005 - November 30, 2006                     $14.50 per rentable square foot

      8. The following section is hereby added as new Section 18.13:

                  SECTION 18.13. PARKING. Notwithstanding anything contained in the Lease, Landlord shall provide to Tenant a total of twenty-five
            (25) parking spaces in the lower level of the garage beneath the Building for the Term of the Lease. Tenant currently has seventeen
            (17) spaces and will receive the right to lease eight (8) spaces at execution of this Twelfth Amendment. The cost to Tenant for all such spaces shall be Fifty-One Dollars ($51.00) per month per space. In addition, Landlord agrees to provide ten (10) parking spaces in the surface parking lot at 401 North New Jersey Street. Tenant currently has four (4) parking spaces and will have a right to lease an additional 6 spaces at execution of this Twelfth Amendment. The cost to Tenant for such spaces shall be Fifty-One Dollars ($51.00) per month per space.

      9. The following is hereby added as a new Section 18.14:

                  SECTION 18.14. BUILDING IMPROVEMENTS. Landlord hereby agrees to refurbish the common area restrooms on the 2nd floor of the Building in accordance with plans and specifications to be approved by Tenant and Landlord prior to the commencement of such work; however, in no event shall Landlord be required to spend in excess of Thirty Thousand Dollars ($30,000.00) to complete such work. In addition, Landlord hereby agrees to install (i) new furniture and finishes in the second floor lobby of the Building, (ii) new elevator cab interiors and (iii) additional security cameras, all in accordance plans and specifications to be agreed upon by Tenant and Landlord prior to commencement of such work. In no event shall Landlord be required to spend in excess of Fifty Thousand Dollars ($50,000.00) to complete such work. All the above improvements should be completed within the calendar year.

      10. The following section is hereby added as new Section 18.15:

                  SECTION 18.15. USE OF BROKERS. Each party represents and
            warrants to the other party that it has dealt with no broker, finder or other person other than Colliers Turley Martin Tucker for Landlord ("CTMT") and Meridian Real Estate Services, Inc. for Tenant ("Meridian") with respect hereto or the transaction contemplated hereby. Each party further represents and warrants to the other party that, insofar as it knows, no broker or other person other than CTMT or Meridian is entitled to any commission or fee in any such connection. Each party shall indemnify and hold harmless the other party against any loss, liability, damage or claim incurred by reason of any commission or fee alleged to be payable to anyone other than CTMT or Meridian because of any act, omission or statement of the indemnifying party. Such indemnity obligation shall be deemed to include payment of reasonable attorneys' fees and court costs incurred in defending any such claim. Landlord shall pay Meridian a leasing commission within thirty (30) days after the full execution of this Amendment in the amount of four percent (4%) of the gross Basic Rent payable under this Amendment.

      11. Section 18.12 is hereby amended to read as follows:

            This Twelfth Amendment is subject to Mortgagee's approval. Landlord shall use reasonable efforts to obtain Mortgagee's approval hereof as soon as possible, and in any event within thirty (30) days after the date hereof. In the event notice of disapproval by Mortgagee of this Twelfth Amendment is received within thirty (30) days after the date hereof, this Twelfth Amendment shall become null, void and of no further force or effect whatsoever.

      12. This Twelfth Amendment may be executed in separate counterparts, each of which when so executed shall be an original, but all of such counterparts shall together constitute one and the same original.

      13. This Twelfth Amendment shall be governed by and subject to the laws of the State of Indiana.

      14. Except as expressly amended hereby, the Lease shall continue to be and remain of full force and effect in accordance with its terms, covenants, conditions and provisions. In the Lease, or any instrument, document or other consideration executed or delivered in connection therewith, any reference to the Lease shall be deemed and construed to be a reference to the Lease as amended hereby.

                                          LOCKERBIE MARKETPLACE, LLC,
                                          an Indiana limited liability company

                                          By: HDG Investments, LLC, an Indiana
                                          limited liability company

                                          By:

                                                   /s/ Harold D. Garrison
                                          -------------------------------------
                                               Harold D. Garrison, President

                                          CTI GROUP (HOLDINGS), INC., a
                                          Delaware corporation

                                          By: /s/ Brad Houlberg
                                              ----------------------------------

                                          Printed: Brad Houlberg

                                          Title: Pres. & CEO

STATE OF INDIANA       )
                       )SS:
COUNTY OF Hendricks    )

      Before me, a Notary Public in and for State of Indiana and a resident of Hendricks County, Indiana, personally appeared Harold D. Garrison the President of LOCKERBIE MARKETPLACE, L.L.C., an Indiana limited liability company, who acknowledged execution of the foregoing as such _________ for and on behalf of said limited liability company.

      WITNESS my hand and Notarial Seal this 21st day of May, 2004.

                                          /s/ Eileen Sirola
                                          -------------------------------------
                                          Eileen Sirola, Notary Public

My Commission Expires:
9-17-08                                          [SEAL]

County of Residence:
Hendricks

STATE OF INDIANA       )
                       )SS:
COUNTY OF Hendricks    )

      Before me, a Notary Public in and for State of Indiana and a resident of Hendricks County, Indiana, personally appeared Brad Houlberg the President & CEO of Centillion Data Systems, Inc., an Indiana corporation, who acknowledged execution of the foregoing as such __________ for and on behalf of said corporation.

      WITNESS my hand and Notarial Seal this 27th day of May, 2004.

                                          /s/ Eileen Sirola
                                          -------------------------------------
                                          Eileen Sirola, Notary Public

My Commission Expires:
Herdicks                                         [SEAL]

Country of Residence:
9-17-08